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                                                                    EXHIBIT 10.1

                            NOTE MODIFICATION ALLONGE


      The $200,000 Promissory Note (the "NOTE"), dated September 24, 1997, made by Anthony W. Hooper (the "MAKER") in favor of Insituform Technologies, Inc. (the "CORPORATION") is hereby amended and modified to change the due date from the "fifth anniversary" of the date of the Note to the "seventh anniversary" of the date of the Note.

      If any change in applicable law would require the Note to be repaid prior to the scheduled due date, then Maker will comply with such law.

      Except as hereby modified, the Note shall remain in full force and effect, and Maker hereby ratifies the Note as so modified.

      ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT MAKER AND CORPORATION FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THEY REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (AND THE NOTE), WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN THEM, EXCEPT AS THEY MAY LATER AGREE IN WRITING TO MODIFY THEM.

      IN WITNESS WHEREOF, the undersigned have executed this Note Modification Allonge on July 17, 2002.



                                              /s/ Anthony W. Hooper
                                        ------------------------------------
                                        Anthony W. Hooper


                                        Insituform Technologies, Inc.



                                        By:   /s/ Stephen P. Cortinovis
                                            ------------------------------------
                                            Stephen P. Cortinovis, Chair of the
                                            Compensation Committee of the
                                            Board  of Directors